UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2022

The Boston Beer Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-14092	04-3284048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Design Center Place, Suite 850, Boston, MA		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 368-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SAM	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s “Named Executive Officers” or “NEOs” for its fiscal year ended December 25, 2021 (“Fiscal Year 2021”) were President and Chief Executive Officer David A. Burwick, Treasurer and Chief Financial Officer Frank H. Smalla, and the next three most highly compensated Executive Officers, namely, Chief Sales Officer John C. Geist, Senior Vice President of Supply Chain Quincy B. Troupe, and Chief Marketing Officer Lesya Lysyj.

Fiscal Year 2021 NEO Cash Bonuses

Bonuses payable to our Executive Officers, including NEOs, are based on Company performance against certain “Company Goals” in accordance with a “Bonus Scale,” all as approved by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). In recent years, the Company Goals have consisted of pre-established depletions growth, Earnings Before Interest & Tax (“EBIT”), and resource efficiency targets.

As reported in a Form 8-K filed by the Company on February 12, 2021, the Compensation Committee approved: (1) company-wide goals for Fiscal Year 2021 (the “2021 Company Goals”); (2) the 2021 bonus target for each Executive Officer, as a percentage of their base salary (“2021 Bonus Target ”); and (3) a bonus-funding scale ranging from 0% to 250% (the “2021 Bonus Scale”) for determining bonus payouts as a percentage of each Executive Officer’s respective 2021 Bonus Target, based on the Committee’s determination of the Company’s achievement of the 2021 Company Goals.

As further reported in the February 12, 2021 Form 8-K, the bonus of each Executive Officer for Fiscal Year 2021 was to be determined by the Compensation Committee before March 1, 2022, based on the three-step process outlined below. This process was completed by the Committee at its February 9, 2022 meeting.

At its meeting on February 9, 2022, the Compensation Committee was informed of the collective recommendation of the NEOs and other members of the Company’s Executive Leadership Team (the “ELT”) that members of the ELT, including all NEOs, not be awarded bonuses for Fiscal Year 2021, and that the funds that might otherwise be paid to them be allocated to other Company coworkers.

The Committee accepted the recommendation and determined that none of the NEOs or other members of the ELT would receive a bonus for Fiscal Year 2021.

2022 NEO Base Salaries

At its meeting on February 9, 2022, the Compensation Committee approved the 2022 base salaries for our Named Executive Officers of:

•	$835,459 for Mr. Burwick, no change from his 2021 base salary;
•	$596,650 for Mr. Smalla, a 3% increase from his 2021 base salary;
•	$596,650 for Mr. Geist, a 3% increase from his 2021 base salary;
•	$519,045 for Ms. Lysyj, a 3% increase from her 2021 base salary; and
•	$515,000 for Mr. Troupe, no change from his 2021 base salary.

Mr. Burwick was entitled to receive a 5% increase to his base salary in accordance with his offer letter but opted not to be considered for a base salary increase in 2022. The salary increases for the other NEOs will be effective as of March 21, 2022, the same date that salary increases for other coworkers will take effect.

2022 Long-Term Equity Awards

At its meeting on February 9, 2022, the Compensation Committee approved, subject to ratification and approval by the full Board of Directors, stock option awards and restricted stock units (“RSUs”) of shares of the Company’s Class A Common Stock to certain of our NEOs, pursuant to the Company’s Employee Equity Incentive Plan. The grants were subsequently ratified and approved by the full Board of Directors at its February 10, 2022 meeting, and all will be granted and effective on March 1, 2022.

The extent to which the options may become exercisable will be dependent upon the Company achieving certain compounded annual growth rate targets based on net revenue growth in Fiscal Year 2023 over Fiscal Year 2021. The determination of the eligibility for vesting of these options will be made by the Compensation Committee before March 1, 2024. If the primary growth target is achieved, the options will vest as to 33% of the underlying shares on March 1, 2024, 33% on March 1, 2025, and 34% on March 1, 2026, contingent on continued employment on the applicable vesting dates and subject to accelerated vesting upon the occurrence of certain specified events. If the secondary growth target is achieved and the primary growth target is not achieved, the options will vest as to 16.5% of the underlying shares on March 1, 2024, 16.5% on March 1, 2025, and 17% on March 1, 2026, contingent on continued employment on the applicable vesting dates and subject to accelerated vesting upon the occurrence of certain specified events. The options will lapse to the extent that the growth targets are not met.

The RSUs will vest 25% per year on March 1 in each of the years 2023 through 2026, contingent on continued employment on the respective vesting dates, and subject to accelerated vesting upon the occurrence of certain specified events.

The NEOs who will be awarded stock option awards and RSUs, and the applicable accounting values, based on the closing price of the Company’s Class A Common Stock on February 28, 2022, are as follows:

NEO	Stock Options	RSUs
Mr. Burwick	$2,000,000	$2,000,000
Mr. Smalla	$289,636	$289,636
Mr. Geist	$289,636	$289,636
Ms. Lysyj	$251,964	$251,964

Each of these equity awards will include a double-trigger Change in Control clause which provides that the awards shall immediately vest in full in the event that a Change in Control results in the termination of the employment of the recipient without cause or good reason within 12 months of the Change in Control. For the purposes of these grants, the term “Change in Control” means if Chairman C. James Koch and/or members of his family cease to control a majority of the Company’s Class B stock.

Fiscal Year 2022 Cash Bonus Opportunities

At its meeting on February 9, 2022, the Compensation Committee also approved: (1) company-wide goals for the fiscal year ending December 31, 2022 (the “2022 Company Goals”); (2) the 2022 bonus target for certain Executive Officers, including certain NEOs, as a percentage of their base salary (the “2022 Bonus Target ”); and (3) a bonus funding scale ranging from 0% to 250% (the “2022 Bonus Scale”) for determining bonus payouts as a percentage of each Executive Officer’s respective 2022 Bonus Target, based on the Committee’s determination of the Company’s achievement of the 2022 Company Goals.

The 2022 Company Goals consist of achieving: (1) certain depletions targets over 2021, which are weighted as 60% of the goals; (2) certain EBIT targets, which are weighted as 20% of the goals; and (3) the generation of certain resource efficiency (cost savings) targets, which are weighted as 20% of the goals.

Approved 2022 NEO Bonus Targets are as follows:

•	Mr. Burwick: 100% of base salary;
•	Mr. Smalla: 75% of base salary;
•	Mr. Geist: 75% of base salary;
•	Mr. Troupe: 60% of base salary; and
•	Ms. Lysyj: 60% of base salary.

The foregoing percentages are unchanged from 2021.

The Bonus Targets that were set for other Company Executive Officers range between 40% and 100% of their respective base salaries, with payout levels to be calculated in accordance with the 2022 Bonus Scale.

The 2022 bonus payout of each NEO will be determined by the Compensation Committee before March 1, 2023, using the same three-step process that was used to determine prior year bonuses.

Approval of the Class B Stockholder

The above equity grants and bonus opportunities were approved by the sole holder of the Company’s Class B Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Boston Beer Company, Inc.

Date: February 15, 2022	By:	/s/ David A. Burwick
Name: David A. Burwick
Title: President & Chief Executive Officer

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